Exhibit 99.1

LaserCard Corporation Reports Financial Results for FY10 Second Quarter
Revenues Up 17% Year Over Year

Mountain View, Calif. – October 29, 2009 – LaserCard Corporation (NASDAQ:LCRD), a leading provider of secure ID solutions, today announced the financial results for its fiscal 2010 second quarter ended September 30, 2009.

Revenues for the second quarter of fiscal 2010 were $15.7 million, compared with $16.3 million in the prior quarter and $13.5 million in the same quarter a year ago.  Net income for the second quarter of fiscal 2010 was $1.8 million, or $0.15 per diluted share, compared with net income of $1.9 million, or $0.16 per diluted share, in the prior quarter, and net income of $0.2 million, or $0.02 per diluted share, in the same quarter a year ago.

LaserCard® optical memory card revenues for the quarter were $11.9 million compared with $8.6 million in the second quarter of fiscal 2009.  Revenues from specialty cards and printers totaled $3.7 million compared with $3.9 million from the same quarter a year ago.  Drives, systems and services segment revenue for the quarter was $0.1 million, compared with $0.9 million in the second quarter of the prior year.

Cash
LaserCard Corporation’s cash, cash equivalents, and investments were $40.7 million at September 30, 2009 compared with $29.3 million at March 31, 2009.  Debt at September 30, 2009 totaled $9.3 million compared with $8.9 million at March 31, 2009.

Non-GAAP Results
The non-GAAP net income for the second quarter of fiscal 2010 was $1.9 million, or $0.15 per diluted share, compared to non-GAAP net income of $2.2 million, or $0.18 per diluted share, in the prior quarter, and a non-GAAP net income of approximately $0.8 million, or $0.07 per diluted share, in the same quarter a year ago.

Non-GAAP net income and net income per diluted share exclude expenses related to SFAS123R stock-based compensation, the unrealized income relating to the fair value adjustment of auction rate securities and UBS put option agreement, and exclude the gain related to the termination of a contract.

“We are pleased to have achieved such strong operating results over the past three quarters,” said Robert DeVincenzi, President and CEO of LaserCard. “Our performance in the first half of our current fiscal year represents the result of reductions in our overall expense levels combined with the benefit of unusually high demand in a couple of our key programs. Our program revenue and financial results will continue to be subject to fluctuations on a quarterly basis.”

From a program standpoint, we have successfully made the transition from planning to implementation in the Angola National ID program with our initial shipments of credentials in the quarter. We are on track for delivery of the $8.8 million initial card order scheduled to be completed this fiscal year.”

Earnings Results Conference Call
LaserCard will hold a conference call to discuss its fiscal 2010 second quarter results today, October 29, 2009, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.  For access to the conference call, please call 773-799-3302 by 1:50 p.m. Pacific Time.  A taped replay of the call will be available for one week.  To access the replay, please call 203-369-2029.  You will need to reference the passcode “LaserCard” and the conference leader “Robert DeVincenzi.”  To listen to the call via the Internet, please log on to: www.lasercard.com or www.vcall.com.  The Internet Webcast will be archived for one year.  A copy of this press release will be furnished to the Securities and Exchange Commission on a Form 8-K and be posted to our web site prior to the conference call.

About LaserCard Corporation
LaserCard Corporation, together with its subsidiaries, is a leading provider of secure ID solutions to governments and commercial clients worldwide. It develops, manufactures, and integrates LaserCard® optical memory cards, multi-technology cards, encoders, peripherals, smart and specialty cards, biometrics, and modular software. The Company’s cards and systems are used in various applications, including citizen identification, border security, government service delivery, and facility access.

For more information, please go to www.lasercard.com.

Forward Looking Statement Disclaimer

All statements contained in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are not historical facts or guarantees of future performance or events.  Rather, they are based on current expectations, estimates, beliefs, assumptions, goals and objectives and are subject to uncertainties that are difficult to predict.  As a result, our actual results may differ materially from the statements made.  Often such statements can be identified by the use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates.  Examples of forward-looking statements in this release include our belief that quarterly results will fluctuate. This and other forward-looking statements in this press release are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether projected orders or scheduled delivery dates are rescheduled or canceled in whole or in part, that the complex nature of the secure ID business will continue to subject our results to fluctuations on a quarterly basis, and whether our other customers continue orders as currently expected as well as the other risk factors detailed in the Company's Forms 10-K and 10-Q filings with the Securities and Exchange Commission under the caption “Risk Factors” and elsewhere in such reports.  Due to these and other risks, future actual results could differ materially from the Company’s expectations.  These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our "recurring core business operating results," meaning our operating performance excluding not only non-cash charges, such as stock-based compensation, but also discrete cash charges or gains that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance as well as comparisons to our competitors' results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.  These non-GAAP financial measures may be different than those used by other companies, including our competitors.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation, and unrealized fair-value adjustments less the related tax effects of such items plus other nonrecurring gains or losses. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and the impairment charges. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. There are a number of limitations related to the use of non-GAAP net income versus net income calculated in accordance with GAAP. First, non-GAAP net income excludes some recurring costs, namely stock-based compensation. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues	$15,716	$13,467	$32,024	$24,189
Cost of sales	8,927	8,902	18,632	16,157
Gross profit	6,789	4,565	13,392	8,032

Operating expenses:
Selling, general, and administrative expenses	4,278	3,587	8,352	7,487
Research and development expenses	296	828	667	1,688
Total operating expenses	4,574	4,415	9,019	9,175
Operating income (loss)	2,215	150	4,373	(1,143)

Other income, net	518	79	700	125

Income (loss) before income taxes	2,733	229	5,073	(1,018)

Provision (benefit) for income tax	886	(10)	1,283	17

Net income (loss)	$1,847	$239	$3,790	$(1,035)

Net income (loss) per share:
Basic	$0.15	$0.02	$0.31	$(0.09)
Diluted	$0.15	$0.02	$0.31	$(0.09)

Weighted-average shares of common stock
used in computing net income (loss) per share:
Basic	12,172	12,027	12,143	12,009
Diluted	12,318	12,029	12,207	12,009

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30,	March 31,
	2009	2009*
ASSETS
Current assets:
Cash and cash equivalents	$27,231	$15,912
Short-term investments	13,450	174
Accounts receivable, net of allowance of $111 at September 30, 2009	6,971	10,217
and $59 at March 31, 2009
Inventories, net of reserves of $1,821 at September 30, 2009	12,020	14,232
and $863 at March 31, 2009
Deferred contract costs	216	345
Prepaid and other current assets	1,116	934
Total current assets	61,004	41,814

Property and equipment, net of accumulated depreciation of $22,804 at September 30, 2009	10,185	10,872
and $21,555 at March 31, 2009
Equipment held for resale	7,151	7,062
Long-term investments	-	13,239
Patents and other intangibles, net	358	400
Notes receivable	248	227
Deferred contract costs	79	568
Other non-current assets	48	108
Total assets	$79,073	$74,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,283	$1,698
Accrued liabilities	5,385	3,397
Deferred income tax liability	195	234
Advance payments from customers	6,180	7,958
Short-term debt	9,054	8,681
Deferred revenue	482	589
Deferred rent	257	257
Capital lease obligation	77	72
Total current liabilities	23,913	22,886

Capital lease obligation, net of current portion	125	166
Advance payments from customers, net of current portion	24,506	26,122
Deferred revenue, net of current portion	3,306	3,788
Deferred rent, net of current portion	1,091	1,203
Income tax payable	277	277
Total liabilities	53,218	54,442

Stockholders' equity:
Common stock	122	121
Additional paid-in capital	68,540	66,422
Accumulated deficit	(43,017)	(46,807)
Accumulated other comprehensive income	210	112
Total stockholders' equity	25,855	19,848

Total liabilities and stockholders’ equity	$79,073	$74,290

*Amounts derived from audited consolidated financial statements

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Six Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$3,790	$(1,035)
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation and amortization	1,331	1,444
Equipment write-off reserve	20	242
Provision for doubtful accounts receivable	47	36
Adjustment for excess and obsolete inventory	951	180
Provision (recovery) for warranty reserve	(13)	38
Decrease in deferred income tax assets	-	51
Stock-based compensation	1,131	1,113
Put option, loss on fair value	(68)	-
Mark to market, trading	(193)	-
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	3,326	(313)
Decrease (increase) in inventories	1,435	(1,267)
Decrease in deferred contract costs	635	269
Decrease (increase) in other current assets	200	(684)
Decrease (increase) in equipment held for resale	(89)	(347)
Decrease (increase) in other non-current assets	60	(4)
Increase (decrease) in accounts payable and accrued liabilities	2,451	(289)
Decrease in deferred income tax	(61)	(51)
Increase (decrease) in deferred revenue	(603)	52
Increase (decrease) in deferred rent	(111)	157
Increase (decrease) in advance payments from customers	(3,575)	6,265
Net cash provided by operating activities	10,664	5,857
Cash flows from investing activities:
Purchases of property and equipment	(605)	(891)
Acquisition of patents and other intangibles	(13)	(113)
Net cash used in investing activities	(618)	(1,004)
Cash flows from financing activities:
Proceeds from sale of common stock through stock plans	228	81
Tax benefit on carryforward of gain from exercise of common stock options	858	-
Employee's taxes withheld and paid for restricted stock	(98)	-
Net borrowing on revolving credit agreement	373	-
Principal payments on capital lease obligation	(39)	(12)
Net cash provided by financing activities	1,322	69
Effect of exchange rate changes on cash and cash equivalents	(49)	24
Net increase in cash and cash equivalents	11,319	4,946
Cash and cash equivalents:
Beginning of period	$15,912	$5,583
End of period	$27,231	$10,529

Supplemental disclosures - cash payments for:
Income taxes	$60	$-
Interest expense	$92	$41

Supplemental schedule of non-cash investing activities:
Equipment acquired under capital lease	$-	$198
Unrealized gain in fair value of investments	$(261)	$(498	) *

*In accumulated other comprehensive loss

LASERCARD CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY
COMPARABLE FINANCIAL MEASURES (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Non-GAAP Net income:
GAAP net income (loss)	$1,847	$239	$3,790	$(1,035)
Stock-based compensation	560	544	1,131	1,054
Loss (gains) on fair value of investment	41	-	(193)	-
Gains related to the Put-Right option	(83)	-	(68)	-
Contract termination	(495)	-	(495)	-
Income tax effect of non-GAAP adjustments	(7)	-	(95)	-
Non-GAAP net income	$1,862	$783	$4,070	$19

Non-GAAP EPS:
Net income per share:
Basic	$0.15	$0.07	$0.34	$0.00
Diluted	$0.15	$0.07	$0.33	$0.00

Weighted-average shares of common stock
used in computing net loss per share:
Basic	12,172	12,027	12,143	12,009
Diluted	12,318	12,029	12,207	12,009

As reported GAAP:
Net income (loss) per share:
Basic	$0.15	$0.02	$0.31	$(0.09)
Diluted	$0.15	$0.02	$0.31	$(0.09)

Weighted-average shares of common stock
used in computing net loss per share:
Basic	12,172	12,027	12,143	12,009
Diluted	12,318	12,029	12,207	12,009